GREAT AMERICAN BANCORP, INC.
                     			1311 South Neil Street
               	       Champaign, Illinois 61820
                      			   (217) 356-2265

                                                     						March 26, 1999


Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Great American Bancorp, Inc., the holding company for First Federal Savings Bank of Champaign-Urbana, which will be held on Tuesday, April 27, 1999, at 9:30 a.m., Central Time, at the offices of First Federal Savings Bank of Champaign-Urbana, 1311 South Neil Street, Champaign, Illinois 61820.

The attached notice of the annual meeting and the proxy statement describe the formal business to be transacted at the annual meeting. Directors and officers of Great American Bancorp, Inc., as well as representatives of Olive LLP, whom the Company has appointed as independent auditors for the fiscal year ending December 31, 1999 will be present.

The Board of Directors of Great American Bancorp, Inc. has determined that the matters to be considered at the annual meeting are in the best interests of Great American and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends that you vote "FOR" each matter to be considered.

Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. Whether or not you expect to attend, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares will be represented.

On behalf of the Board of Directors and all of the employees of Great American Bancorp, Inc. and First Federal Savings Bank of Champaign-Urbana, I thank you for your continued interest and support.

                                                       						Sincerely yours,



                                                        					George R. Rouse
				                                                       		President and Chief
                                                       						Executive Officer


	                 	      GREAT AMERICAN BANCORP, INC.
                        			1311 South Neil Street
                 		       Champaign, Illinois 61820
			                            (217) 356-2265
                  	  __________________________________

               		NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
		                    To Be Held on April 27, 1999
		                   __________________________________


NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the
"Annual Meeting") of Great American Bancorp, Inc. (the "Company") will be held
on Tuesday, April        27, 1999, at 9:30 a.m., Central Time, at the offices of
First Federal Savings Bank of Champaign-Urbana (the "Bank"), 1311 South Neil Street, Champaign, Illinois 61820.

The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.      The election of one director to a three-year term of office;
2. The ratification of the appointment of Olive LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and
3. Such other matters as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

The Board of Directors has established March 2, 1999, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at Great American Bancorp, Inc., 1311 South Neil Street, Champaign, Illinois 61820, for a period of ten days prior to the Annual Meeting and will also be available at the meeting itself.

                                 				By Order of the Board of Directors



                                 				Jane F. Adams
                                  			Corporate Secretary


Champaign, Illinois
March 26, 1999



               		      GREAT AMERICAN BANCORP, INC.
		                      	_______________________

                      			   PROXY STATEMENT
		                   ANNUAL MEETING OF STOCKHOLDERS
			                         April 27, 1999
                       			_______________________



Solicitation and Voting of Proxies

This proxy statement is being furnished to stockholders of Great American Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors ("Board of Directors" or "Board") of proxies to be used at the annual meeting of stockholders (the "Annual Meeting"), to be held on Tuesday, April 27, 1999, at 9:30 a.m., Central Time, at the offices of First Federal Savings Bank of Champaign-Urbana, 1311 South Neil Street, Champaign, Illinois 61820 and at any adjournments thereof. The 1998 Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended December 31, 1998, and a proxy card, accompanies this proxy statement, which is first being mailed to record holders on or about March 26, 1999.

Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the outstanding shares of common stock be represented by proxy or in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted "FOR" the election of the nominee for director named in this proxy statement, and "FOR" the ratification of Olive LLP as independent auditors for the fiscal year ending December 31, 1999.

Other than the matters set forth on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including a motion as to whether or not to adjourn the Annual Meeting.

A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company. Proxies may also be solicited personally or by mail or telephone by directors, officers and other employees of the Company and its subsidiary, the Bank, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors.

The close of business on March 2, 1999 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 1,319,883 shares.

In accordance with the provisions of the Company's certificate of incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's certificate of incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after giving effect to the Limit described above, if applicable) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the nominee proposed by the Board of Directors, or to "WITHHOLD AUTHORITY" to vote for the nominee being proposed. Under Delaware law and the Company's bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

As to the approval of Olive LLP as independent auditors of the Company and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on the item. Under the Company's bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to either broker non-votes, or proxies marked "ABSTAIN" as to that matter.

Proxies solicited hereby will be returned to the Company's transfer agent, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or be a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to those persons believed by the Company to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date as disclosed in certain reports regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.

                                                       							 	Amount and
							                                                        	 Nature of
			                          Name and Address                   Beneficial        Percent of
Title of Class              of Beneficial Owner                  Ownership           Class
--------------         ------------------------------           -----------        ----------
Common Stock            First Federal Savings Bank of           157,061 (1)        11.90%
	                     		Champaign-Urbana Employee Stock
                     			Ownership Plan ("ESOP")
                     			1311 South Neil Street
                     			Champaign, Illinois 61820

Common Stock            Clinton C. Atkins                       131,975 (2)         9.97%
                     			2001 Kankakee Drive
                     			Champaign, IL 61821

Common Stock            George R. Rouse                          85,489 (3)         6.33%
                     			1311 South Neil Street
                       	Champaign, IL 61820


					                                            (footnotes on following page)

_______________________________
(1) Shares of Common Stock were acquired by the ESOP in the Conversion. The Personnel and Salary Committee of the board of directors administers the ESOP. The ESOP Trustee, U.S. Bancorp, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. As of March 2, 1999, 93,363 shares had been allocated under the ESOP. Under the ESOP, unallocated shares will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security
Act of 1974, as amended ("ERISA").
(2) Includes 126,575 shares owned directly by Mr. Atkins, 1,200 shares of unvested stock awards held by a trust established for the 1995 Great
American Bancorp, Inc. Incentive Plan (the "Incentive Plan" and "Incentive
Plan Trust") and 4,200 shares subject to immediately exercisable options granted under the Incentive Plan.
(3) Includes 33,445 shares held an Individual Retirement Account for Mr. Rouse, 12,842 shares held in the ESOP which have been allocated to Mr. Rouse, 8,210 shares of unvested stock awards held by the Incentive Plan Trust, 200 shares held by Mr. Rouse's spouse and children, and 30,792 shares subject to immediately exercisable options granted under the Incentive
Plan.

		  PROPOSALS TO BE VOTED ON AT THE MEETING

		    PROPOSAL 1.  ELECTION OF DIRECTOR

The Board of Directors of the Company currently consists of five (5) directors and is divided into three classes. Currently, each of the members of the Board of Directors of the Company also serves as a director of the Bank, with the exception of Mr. Atkins. There are a total of nine directors of the Bank. Directors of the Company are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

Mr. James S. Acheson, a director of the Company since its inception in 1995 and a director of the Bank since 1977 will be retiring from both Boards of Directors effective with the Annual Meeting. Mr. Acheson's retirement corresponds with the completion of his terms with both Boards of Directors. The nominee proposed for election at the Annual Meeting, who, if elected, will replace Mr. Acheson on the Board of Directors of the Company, is Jack B. Troxell, who has served as a director of the Bank since 1997.

In the event that Mr. Troxell is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that Mr. Troxell will be unable or unwilling to serve. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted "FOR" the election of the nominee proposed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEE NAMED IN THIS PROXY STATEMENT.

Information with Respect to the Nominee, Continuing Directors and Certain Executive Officers

The following table sets forth, as of the Record Date, the names of the nominee, continuing directors and "named executive officers" of the Company, as defined below, their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of the Bank, and the year in which their terms (or in the case of the nominee, proposed term) as director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and named executive officer and all directors and executive officers as a group as of the Record Date.

                                                                									   Shares of
     Name and Principal                                   Expiration      Common Stock
   Occupation at Present                  Director        of Term as      Beneficially    Percent of
  and for Past Five Years         Age     Since(1)        Director       Owned(2)(3)(4)     Class
  -----------------------         ---     --------        ----------     --------------   ----------
NOMINEE

Jack B. Troxell                    54       1997             2002             3,030          0.23%
  Owner and President of C-U
  Liquor LTD, retail beverage
  stores.  Director of the Bank
  since 1997.

CONTINUING DIRECTORS

Clinton C. Atkins                  53       1984             2000           131,975          9.97%
  Chairman of Hobbico  Inc., a
  Hobby retailer and supplier,
  Chairman of Herr's, Inc., a craft
  wholesale retailer, and owner of
  The Atkins Group, North Pointe
  Development and Stone Creek
  Development, all real estate
  development concerns.

Ronald Kiddoo                      56       1987             2000            17,000          1.28%
  Chairman of the Board and Chief
  Investment Officer, Cozad Asset
  Management, Inc., an investment
  advisory concern; Mr. Kiddoo
  also serves as a director of the
  Bank's wholly-owned subsidiary
  Park Avenue Service Corporation,
  ("PASC").

Dr. Morgan C. Powell               63       1977             2001             8,200          0.62%
  Chairman of the Board of the
  Company; self-employed
  orthodontist.  Director of PASC.

                                                               									    Shares of
     Name and Principal                                   Expiration      Common Stock
   Occupation at Present                  Director        of Term as      Beneficially    Percent of
  and for Past Five Years         Age     Since(1)        Director       Owned(2)(3)(4)     Class
  -----------------------         ---     --------        ----------     --------------   ----------
George R. Rouse (5)                48       1982             2001           85,489           6.33%
  President and Chief Executive
  Officer of the Company;
  President of the Bank and
  PASC.

Stock Ownership of all Directors
  and Executive Officers
  as a Group (12 persons)(6)(7)    --        --               --           331,992          23.84%


_______________________________
(1)     Includes years of service as a director of the Bank.
(2) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted).
(3) The shares shown include the following unvested stock awards granted under the Great American Bancorp, Inc. 1995 Incentive Plan ("Incentive Plan"):
Mr. Atkins, 1,200 shares; Mr. Kiddoo, 1,200 shares; Dr. Powell, 1,200
shares; Mr. Rouse, 8,210 shares; and Mr. Troxell, 1,449 shares.   Stock
awards granted under the Incentive Plan vest in five equal annual installments from the grant date. The shares granted to Director's
Atkins, Kiddoo, Powell and Rouse were awarded on February 14, 1996 and the shares granted to Mr. Troxell were awarded on March 10, 1997.
(4) The shares shown include the following shares subject to options which were granted under the Incentive Plan and are currently exercisable or exercisable within 60 days: Mr. Atkins, 4,200 shares; Mr. Kiddoo, 4,200 shares; Dr. Powell, 4,200 shares; Mr. Rouse, 30,792 shares; and Mr.
Troxell, 1,119 shares. The shares shown do not include the following shares subject to options which were granted under the Incentive Plan and are not currently exercisable or exercisable within 60 days: Mr. Atkins, 2,800 shares; Mr. Kiddoo, 2,800 shares; Dr. Powell, 2,800 shares; Mr.
Rouse, 20,527 shares; and Mr. Troxell, 4,475 shares. Stock options granted under the Incentive Plan vest in five equal annual installments from the grant date. The options granted to Director's Atkins, Kiddoo, Powell and Rouse were awarded on February 14, 1996, while the options granted to Mr. Troxell were awarded on March 10, 1997.
(5) Mr. Rouse is the sole Named Executive Officer of the Company.
(6) The shares shown include a total of 23,597 shares of common stock granted under the Incentive Plan, and a total of 72,549 shares subject to options which are currently exercisable or exercisable within 60 days granted under the Incentive Plan. The shares shown exclude a total of 59,552 shares subject to options which are not currently exercisable or exercisable within 60 days granted under the Incentive Plan.
(7)     Includes directors and executive officers of the Bank.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that one report containing one transaction made by Mr. Acheson, in which securities Mr. Acheson is deemed to have a direct pecuniary interest, was not filed on a timely basis on Form 4. This transaction was subsequently reported.

Meetings of the Board of Directors and Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors meets monthly and may have additional meetings as needed. During fiscal 1998, the Board of Directors of the Company held 13 meetings. All of the directors of the Company attended at least 75% of the total number of the Company's Board meetings held and committee meetings on which such directors served during fiscal 1998.

The Boards of Directors of the Company and the Bank maintain committees, the nature and composition of which are described below:

Audit Committee.  The Audit Committee of the Company consists of Messrs.
Kiddoo (Chairman) and Atkins and Dr. Powell, all of whom are Outside Directors. This committee meets quarterly or as called by the committee chairman. The purpose of this committee is to provide assurance that financial disclosures made by management portray the financial condition and results of operations. The committee also maintains a liaison with the outside auditors and reviews the adequacy of internal controls. The Audit Committee met 2 times in fiscal 1998.

Nominating Committee.  The Company's Nominating Committee for the 1999
Annual Meeting consists of Messrs. Acheson, Atkins and Kiddoo. The committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of stockholders. The Company's bylaws also provide for stockholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company.
 The stockholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's bylaws and by the Exchange Act. The Nominating Committee met on February 8, 1999.

Compensation/Benefits Committee. The Compensation/Benefits Committee of the Company consists of Messrs. Powell (Chairman), Acheson, Kiddoo and Atkins. This committee meets to establish compensation for the Chief Executive Officer, approves the compensation of senior officers and various compensation and benefits to be paid to employees and to review the incentive compensation programs when necessary. The Compensation/Benefits Committee met 1 time in fiscal 1998.


Directors' Compensation

Directors' Fees. For fiscal 1998, directors of the Company and directors of the Bank received a monthly fee of $500 per month for serving on each board, and no additional fees were paid for serving on board committees. The Chairman of the Board received a monthly fee of $500 in addition to any board fees.

Incentive Plan.  The Company maintains the Great American Bancorp, Inc.
1995 Incentive Plan. Under the Incentive Plan, each Outside Director was granted non-statutory stock options to purchase 7,000 shares of Common Stock and Stock Awards for 3,000 shares of Common Stock on February 14, 1996. The Incentive Plan previously provided that to the extent options for shares are available for grant under the Incentive Plan, each subsequently elected Outside Director would be granted non-statutory stock options to purchase 2,791 shares of Common Stock and Stock Awards for 316 shares of Common Stock. In January 1997, the Incentive Plan was amended to, among other things, remove the limitations on the amount of common stock and stock options which may be awarded to subsequently elected outside directors. On March 10, 1997, three newly elected Outside Directors of the Bank were each granted non-statutory options to purchase 5,594 shares of Common Stock and Stock Awards for 1,811 shares. All options granted to Directors under the Incentive Plan were granted with an exercise price equal to the fair market value of the Company's common stock as of the date of grant. Unless otherwise accelerated, the options and Stock Awards granted to Outside Directors vest 20% per year over a five-year period and will continue to vest each year in which the Outside Director remains on the Board or serves as a consultant or advisory director. Upon a change in control, death, or disability, all unvested Stock Awards or unexercisable options will vest immediately.

Executive Compensation

Summary Compensation Table. The following table shows, for the fiscal years ended December 31, 1998, 1997, and 1996, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the chief executive officer and executive officers of the Company and the Bank who received salary and bonuses in excess of $100,000 in fiscal year 1998 ("Named Executive Officer").


                                                           									    Long-Term Compensation
                                                        								  -------------------------------------
				                               Annual Compensation(1)           Awards                      Payouts
                     			   -------------------------------------  -------------------------------------
					                                          	       Other      Restricted     Securities
  Name and                                             Annual       Stock        Underlying      LTIP       All Other
  Principal                                Bonus    Compensation    Awards        Options/     Payouts    Compensation
  Positions        Year    Salary($)(1)    ($)(1)      ($)(2)       ($)(3)       SARs(#)(4)     ($)(5)       ($)(6)
---------------    ----    ------------   --------  ------------  -----------   -----------   ---------   ------------
George R. Rouse    1998      $172,100       $6,500        --          --             --           --         $41,216
  President        1997       167,500        6,200        --          --             --           --          61,028
              		   1996       198,250       14,750        --        $287,392       51,319         --          96,548

                                          						(footnotes on following page)

_______________________________
(1) Under Annual Compensation, the column titled "Salary" includes directors fees of $14,000, $12,500 and $12,000 in fiscal 1998, 1997 and 1996, respectively. In November 1995, the Company changed its fiscal year end from September 30 to December 31, and accordingly, salary, bonus and director fees for the three months ended December 31, 1995 are included in the total amounts for 1996.
(2) There were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
(3) Pursuant to the Incentive Plan, Mr. Rouse held an aggregate of 20,528 shares of common stock which had a market value of $14 per share on the effective date of grant, February 14, 1996. Awards to Mr. Rouse vest in five equal annual installments, the first of which commenced on February
14, 1997, the first anniversary date of the effective date of the award.
All awards vest immediately upon termination of employment due to death, disability or change of control. As of December 31, 1998, 8,212 shares of stock awarded to Mr. Rouse under the Incentive Plan had vested. As of December 31, 1998, the market value of the 12,316 unvested shares held by Mr. Rouse was $178,582.
(4) Includes options awarded under the Incentive Plan. Options granted to Mr. Rouse become exercisable in five equal annual installments, the first of which commenced on February 14, 1997, the first anniversary date of the grant. To the extent not already exercisable, the options become exercisable upon death, disability or a change of control. As of December
31, 1998, 20,526 options granted to Mr. Rouse were exercisable.  See
"Incentive Plan."
(5) For 1998, 1997 and 1996, the Bank had no long-term incentive plans, accordingly, there were no payouts or awards under any long-term incentive plan.
(6) Reflects 2,944 shares allocated to Mr. Rouse under the Bank's Employee Stock Ownership Plan for 1998, 3,380 shares allocated in 1997 and 6,518 shares allocated in 1996.


Employment Agreements. The Bank and the Company have entered into employment agreements with Mr. Rouse (the "Executive"). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends, to a significant degree, on the skills and competence of Mr. Rouse.

The Bank's and the Company's employment agreements (collectively, the "Employment Agreements") provide for a three-year term. The Company's employment agreement provides for automatic daily extensions such that the remaining term of the agreement shall be three years unless written notice of non-renewal is provided by either the Board of Directors or the Executive.
The Bank's employment agreement provides that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The Employment Agreements provide that the Executive's base salary will be reviewed annually. In this regard, the current base salary of Mr. Rouse is $161,200. In addition to base salary, the Employment Agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The Employment Agreements provide for termination of the Executive by the Bank or the Company for cause as defined in the Employment Agreements at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon (i) failure to re-elect the Executive to his current offices, (ii) a material change in the Executive's functions, duties or responsibilities,
(iii) a relocation of the Executive's principal place of employment by more than fifty miles, (iv) liquidation or dissolution of the Bank or the Company, or
(v) a breach of the Employment Agreement by the Bank or the Company, the Executive or, in the event of death, his beneficiary would be entitled to an amount equal to the remaining salary payments under the Employment Agreement and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the Agreements. The Bank and the Company would also continue the Executive's life, health and disability coverage for the remaining term of the Employment Agreements.

Under the agreements, if termination, voluntary or involuntary, follows a change in control of the Bank or the Company, as defined in the Employment Agreements, the Executive or, in the event of death, his beneficiary, would be entitled to a severance payment equal to the greater of (i) the payments due for the remaining terms of the agreement or (ii) three times the average of the five preceding years' annual compensation. In addition, the Bank and the Company would continue the Executive's life, health, and disability coverage for thirty-six months. Payments to the Executive under the Bank's employment agreement are guaranteed by the Company in the event that payments or benefits are not paid by the Bank.

Payments and benefits under the Employment Agreements together with payments from other benefit plans may constitute an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amount to the Company and the Bank.

In the event of Mr. Rouse's termination following a change in control, based solely upon the salary, bonus and other items of cash compensation received by or payable to Mr. Rouse during 1998, Mr. Rouse would receive approximately $535,800 in severance payments under the Employment Agreement. Such amount does not include the effect of any non-cash benefits provided for under the Employment Agreements, such as common stock or options which vested or were awarded to Mr. Rouse in 1998.

Incentive Plan.

The Company maintains the Incentive Plan which provides discretionary awards of common stock and options to purchase common stock to officers and key employees as determined by a committee of non-employee directors. There were no grants of options or stock appreciation rights ("SAR's) under the Incentive Plan to the Named Executive Officers for fiscal 1998.


The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officer as of March 2, 1999. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year end price of the Common Stock. There were no exercises of stock options or SARs during fiscal 1998 by the Named Executive Officer.


                       					    FISCAL YEAR END OPTION/SAR VALUES


               	            			Securities Underlying Number of           Value of Unexercised In-the-Money
			                        Unexercised Options/SARs at Fiscal Year      Options/SARs at Fiscal Year End (S)(1)
				                                       End (#)
            			            ---------------------------------------      ---------------------------------------

     Name                    Exercisable           Unexercisable          Exercisable           Unexercisable
-----------------          -----------------     -----------------      -----------------     -----------------

George R. Rouse                 30,792                20,527                 15,396                10,264


_______________________________
(1) Market value of underlying securities at fiscal year end ($14.50) minus the exercise or base price ($14) per share. Options vest at an annual rate of 20% of the original amount granted beginning on February 14, 1997, unless otherwise accelerated.

Transactions with Certain Related Persons

It is the policy of the Bank to make loans to directors and executive officers on their principal residence. The Bank also makes available to each director of the Bank and each director of the Company an approved line of credit in an amount up to $100,000. The directors may then apply for a loan from the Bank which may be approved by the Bank's loan officers without further Board approval, provided that terms of such loan applied for thereunder, including the collateral securing such loan, are consistent with the Bank's loan underwriting policies for loans generally available to its customers. The Bank's policy provides that all loans made by the Bank to its directors and officers, including the lines of credit to directors, are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1998, all outstanding loans to directors and executive officers were made by the Bank in the ordinary course of business, were not made with favorable terms, and did not involve more than the normal risk of collectibility or present other unfavorable features.

              		 PROPOSAL 2. RATIFICATION OF APPOINTMENT
		                    OF INDEPENDENT AUDITORS

The Company's Board of Directors has appointed Olive LLP as independent auditors for the Bank and the Company for the year ending December 31, 1999, subject to ratification of such appointment by the stockholders.

Representatives of Olive LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted "FOR" ratification of the appointment of Olive LLP as the independent auditors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF OLIVE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.


                   			ADDITIONAL INFORMATION

Stockholder Proposals

To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Stockholders, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the first page of this Proxy Statement not later than November 27, 1999. Any such proposal will be subject to 17 C.F.R. 240.14a-8 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

Notice of Business to be Conducted at an Annual Meeting

The bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an Annual Meeting. The stockholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting, provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. In order for notice of a stockholder proposal for consideration at the Company's 2000 Annual Meeting to be timely, the Company would have to receive such notice no later than January 28, 2000, assuming that the 2000 Annual Meeting is held on April 27, 2000 and the Company provides at least 100 days notice or public disclosure of the date of the Annual Meeting. The advance notice by stockholders must include the stockholder's name and address, as they appear on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

                                    					By Order of the Board of Directors



                                     					Jane F. Adams
                                      				Corporate Secretary


Champaign, Illinois
March 26, 1999




         	YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
            WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
          	     REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE
                 		 ACCOMPANYING PROXY CARD IN THE ENCLOSED
                       			  POSTAGE-PAID ENVELOPE.